Exhibit 23.1



INDEPENDENT  AUDITORS' CONSENT

     We consent to the incorporation by reference in Registration Statement Nos. 33-98648 and 333-24751 of Phoenix Gold International, Inc., on Form S-8, of our report dated December 10, 1998, appearing in this Annual Report on Form 10-K of Phoenix Gold International, Inc. for the year ended September 30, 1998.


DELOITTE & TOUCHE LLP


Portland,  Oregon
December 16, 1998